Anterix Inc. Reports
First Quarter Fiscal Year 2026 Results

Woodland Park, NJ – August 12, 2025 – Anterix (NASDAQ: ATEX) today announced its first quarter fiscal 2026 results and filed its Form 10-Q for the three months ended June 30, 2025. The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at https://investors.anterix.com/events-presentations.

Financial and Operational Highlights

–Approximately $137 million of contracted proceeds outstanding with more than $10 million received from customers during the first fiscal quarter and approximately $70 million expected to be received during the remainder of fiscal 2026
–Exchanged narrowband for broadband licenses in 62 counties and recorded a $33.9 million gain on exchange of broadband licenses
–Delivered broadband licenses covering 27 counties to customers and recorded a $1.0 million gain on sale of broadband licenses
–Invested $4.0 million in spectrum clearing costs
–Continued to advance approximately $3 billion pipeline of prospective contract opportunities across 60+ potential customers

Liquidity and Balance Sheet

At June 30, 2025, the Company had no debt and cash and cash equivalents of $41.4 million. In addition, the Company had a restricted cash balance of $7.1 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250.0 million of the Company’s common stock on or before September 21, 2026. In the fiscal 2026 first quarter, Anterix had no share repurchase activity. As of June 30, 2025, $227.7 million is remaining under the share repurchase program.

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Wednesday, August 13, 2025. Participants interested in joining the call’s live question and answer session are required to pre-register by clicking on the following link https://investors.anterix.com/events/event-details/q1-fy2026-anterix-earnings-conference-call to obtain a dial-in number and unique PIN. It is recommended that you join the call at least 10 minutes before the conference call begins. The call is also being webcast live and will be accessible on the Investor Relations section of Anterix’s website at https://investors.anterix.com/events-presentations. Following the event, a replay of the call will also be available on the Anterix website.

About Anterix Inc.

At Anterix, we work with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 125 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business, financial results, outlook, or opportunities. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements; (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; (iii) Anterix’s ability to timely secure broadband licenses; (iv) Anterix’s ability to successfully commercialize its spectrum assets to its targeted utility customers in accordance with its plans and expectations; (v) Anterix’s ability to execute on its customer engagement initiatives; (vi) the timing and outcome of Anterix’s strategic review process; (vii) whether Anterix will be able to identify, develop or execute on any actions as a result of its strategic review process and (viii) competition in the market for spectrum and spectrum solutions offered by Anterix. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	June 30, 2025	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$41,432	$47,374
Non-trade receivable	—	2,926
Spectrum receivable	5,330	7,107
Escrow deposits	5,242	547
Prepaid expenses and other current assets	3,357	2,801
Total current assets	55,361	60,755
Escrow deposits	1,903	7,103
Property and equipment, net	1,170	1,302
Right of use assets, net	4,716	4,829
Intangible assets	265,319	228,983
Deferred broadband costs	29,788	28,944
Other assets	1,320	1,188
Total assets	$359,577	$333,104
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$6,617	$9,075
Accrued severance and other related charges	2,360	2,265
Due to related parties	30	30
Operating lease liabilities	1,531	1,643
Contingent liability	19,067	8,093
Deferred revenue	6,343	6,095
Total current liabilities	35,948	27,201
Operating lease liabilities	3,673	3,747
Contingent liability	4,244	15,336
Deferred revenue	121,871	118,577
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	4,099	6,606
Other liabilities	60	125
Total liabilities	174,806	176,503
Commitments and contingencies (See Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at June 30, 2025 and March 31, 2025	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,695,874 shares issued and outstanding at June 30, 2025 and 18,612,804 shares issued and outstanding at March 31, 2025	2	2
Additional paid-in capital	551,532	548,542
Accumulated deficit	(366,763)	(391,943)
Total stockholders’ equity	184,771	156,601
Total liabilities and stockholders’ equity	$359,577	$333,104

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,
	2025	2024
Spectrum revenue	$1,418	$1,525
Operating expenses
General and administrative	10,449	12,851
Sales and support	1,493	1,850
Product development	1,120	1,750
Severance and other related charges	620	—
Depreciation and amortization	124	179
Operating expenses	13,806	16,630
Gain on exchange of intangible assets, net	(33,916)	(93)
Gain on sale of intangible assets, net	(961)	—
Loss from disposal of long-lived assets, net	8	—
Income (loss) from operations	22,481	(15,012)
Interest income	442	694
Other income	—	16
Income (loss) before income taxes	22,923	(14,302)
Income tax (benefit) expense	(2,257)	1,222
Net income (loss)	$25,180	$(15,524)
Net income (loss) per common share basic	$1.35	$(0.84)
Net income (loss) per common share diluted	$1.35	$(0.84)
Weighted-average common shares used to compute basic net income (loss) per share	18,621,701	18,486,964
Weighted-average common shares used to compute diluted net income (loss) per share	18,704,131	18,486,964

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$25,180	$(15,524)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	124	179
Stock compensation expense	3,632	4,346
Deferred income taxes	(2,507)	1,057
Right of use assets	113	434
Gain on exchange of intangible assets, net	(33,916)	(93)
Gain on sale of intangible assets, net	(961)	—
Loss from disposal of long-lived assets, net	8	—
Changes in operating assets and liabilities
Non-trade receivable	2,926	—
Prepaid expenses and other assets	377	974
Accounts payable and other accrued expenses	(2,556)	(1,558)
Accrued severance and other related charges	95	—
Operating lease liabilities	(186)	(531)
Contingent liability	1,054	10,000
Deferred revenue	3,542	(1,525)
Other liabilities	(65)	(120)
Net cash used in operating activities	(3,140)	(2,361)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets and other related costs	(3,966)	(5,400)
Proceeds from sale of spectrum	1,301	—
Net cash used in investing activities	(2,665)	(5,400)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	—	1,617
Repurchases of common stock	—	(2,027)
Payments of withholding tax on net issuance of restricted stock	(642)	(661)
Net cash used in financing activities	(642)	(1,071)
Net change in cash and cash equivalents and restricted cash	(6,447)	(8,832)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the period	55,024	68,124
Cash and cash equivalents and restricted cash at end of the period	$48,577	$59,292

	Three months ended June 30,
	2025	2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period:
Operating leases paid	$569	$593
Non-cash investing activity:
Capitalized change in estimated asset retirement obligations	$(14)	$—
Network equipment provided in exchange for wireless licenses	$—	$47
Derecognition of contingent liability related to sale of intangible assets	$1,172	$—
Right of use assets new leases	$321	$248
Right of use assets modifications and renewals	$37	$247

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	June 30,2025	March 31, 2025
Cash and cash equivalents	$41,432	$47,374
Escrow deposits	7,145	7,650
Total cash and cash equivalents and restricted cash	$48,577	$55,024

	June 30, 2024	March 31, 2024
Cash and cash equivalents	$51,715	$60,578
Escrow deposits	7,577	7,546
Total cash and cash equivalents and restricted cash	$59,292	$68,124

Anterix Inc.
Earnings Release Tables
Other Financial Information
(Unaudited, in thousands except per share data)

	Three months ended June 30,
	2025	2024
Number of shares repurchased and retired	—	63
Average price paid per share*	$—	$32.47
Total cost to repurchase	$—	$2,027
*Average price paid per share includes costs associated with the repurchases, excluding excise taxes associated with the share repurchases.
As of June 30, 2025, $227.7 million is remaining under the share repurchase program.